SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Oroplata Resources, Inc.

(Name of Registrant as Specified in its Charter)

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OROPLATA RESOURCES, INC

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

March 26, 2019

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Oroplata Resources, Inc., a Nevada corporation (the “Company,” “we,” “us,” “our” or similar terminology), as of February 27, 2019 (the “Record Date”). The purpose of the Information Statement is to notify the Company’s stockholders that on February 28, 2019, in accordance with Section 78.320 of the Nevada Revised Statutes, shareholders of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Shareholders”) approved the following corporate actions (the “Corporate Actions”):

(1)The authorization of 25,000,000 shares of Preferred Stock (the “Preferred Stock Authorization”);

(2)That the Board of Directors of the Company (the “Board”) be authorized prior to December 31, 2019 to implement, according to the Board’s discretion, a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of not more than 1:25 (the “Reverse Stock Split”);

(3)A name change from Oroplata Resources, Inc. to American Battery Metals Corporation (the “Name Change”).

The Corporate Actions were previously approved by the by Board as of the Record Date.

The approval of the Corporate Actions will not become effective until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 26, 2019

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Doug Cole

Name: Doug Cole

Title: Chief Executive Officer

OROPLATA RESOURCES, INC.

930 Tahoe Blvd. Suite 802-16

Incline Village, NV 89451

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (“SEC”) and is being mailed or otherwise furnished to the registered shareholders of Oroplata Resources, Inc., a Nevada corporation (the “Company,” “we,” or “us”), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the shareholders of the Company holding a majority of the voting power of the Company (the “Consenting Shareholders”) as of February 27, 2019 (the “Record Date), have executed a written consent approving certain corporate actions described herein. All of the corporate actions described herein have also been approved by the Company’s board of directors (“Board”). This Information Statement is being mailed to shareholders on or about March 26, 2019.

SUMMARY OF CORPORATE ACTIONS APPROVED

The Consenting Shareholders approved the following corporate actions (the “Corporate Actions”):

(1)The authorization of 25,000,000 shares of Preferred Stock (the “Preferred Stock Authorization”);

(2)That the Board of Directors of the Company (the “Board”) be authorized prior to December 31, 2019 to implement, according to the Board’s discretion, a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of not more than 1:25 (the “Reverse Stock Split”);

(3)A name change from Oroplata Resources, Inc. to American Battery Metals Corporation (the “Name Change”).

The Corporate Actions were previously approved by the by Board as of the Record Date.

SHAREHOLDERS ENTITLED TO NOTICE AND VOTE

Each holder of outstanding shares of the Company’s voting securities on the close of business on the Record Date is entitled to notice of the matter voted on by the shareholders. As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 113,468,092 shares were issued and outstanding. On February 28, 2019, the Consenting Shareholders holding 56.97% of the outstanding shares of the Company, in lieu of a special meeting, approved the Corporate Actions as of the Record Date in accordance with Section 78.320 of the Nevada Revised Statutes.

No further vote of the shareholders of the Company is required for approval of any of the Corporate Actions.

APPROVAL OF THE CORPORATE ACTION

These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”). Section 78.320 of the NRS provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

The Company intends to deliver one copy of this Information Statement multiple shareholders sharing an address unless the Company has received contrary instructions from a shareholder. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another shareholder. Requests by phone can be made to (775) 473-4744 or in writing can be directed to our corporate offices at 930 Tahoe Blvd. Suite 802-16, Incline Village, NV 89451, Attention Chief Executive Officer. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

ACTIONS TO BE TAKEN

MATTER NO. 1: AUTHORIZATION OF PREFERRED STOCK

Currently the Company’s Articles of Incorporation (“Articles”) do not authorize the issuance of any preferred stock. Historically, the Company has been financed through issuance of convertible notes.  Our Board has determined that the ability to issue preferred stock to investors could potentially allow the Company to access better and less expensive capital in order to implement its business plan. Our Board and the Consenting Shareholders approved an amendment to our Articles to authorize 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock Amendment”). The term “blank check” preferred stock means that the Board, without the vote of the holders of Common Stock, may designate one or more classes of preferred stock with such terms and preferences as the Board may deem appropriate.

The Preferred Stock Amendment will become effective at such time as the certificate of amendment to our Articles (a copy of which is attached hereto as Exhibit A) is filed with the Secretary of State of the State of Nevada which shall be after the effectiveness of this Information and not less than twenty (20) days following the mailing of this Information Statement. After this amendment there will be 25,000,000 shares of “blank check” preferred stock authorized, and none issued.

MATTER NO. 2: REVERSE STOCK SPLIT

Reverse Stock Split

The Board approved a resolution authorizing the Board prior to December 31, 2019 to implement, according to the Board’s discretion, a reverse stock split of the Company’s common stock, $0.001 par value per share, at a ratio of not more than 1:25 (the “Reverse Stock Split’). The Reverse Stock Split was approved by the Consenting Shareholders. If the Reverse Stock Split is fully implemented, twenty-five (25) issued and outstanding shares of Common Stock before the Reverse Stock Split (the “Old Shares”) will become and be automatically converted into one (1) share of Common Stock after the Reverse Stock Split (the “New Shares”), with shareholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares. The Board may authorize less than a one (1) for twenty-five (25) Reverse Stock Split or no Reverse Stock Split at all.

Reasons for the Reverse Stock Split

The Company’s Common Stock is currently quoted on the OTCQB marketplace under the symbol “ORRP”. In order to be listed on NASDAQ or NYSE (each a “National Exchange”) the Company’s public market price must be at a minimum price of between $2 to $4 which is significantly higher than its current market price. The Reverse Stock Split is intended to increase the per share stock price to allow the Company to be listed on a National Exchange. We believe that if we are successful in being listed on a National Exchange, our Common Stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock will have greater liquidity and a stronger investor base.

In evaluating the Reverse Stock Split, the Company’s Board also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, has determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a Reverse Stock Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of the Common Stock after the Reverse Stock Split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split. Also, as stated above, the Company cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of the Common Stock. The trading price of the Common Stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

The table below lists, for purposes of example, the potential number of shares of Common Stock that would be outstanding based on different conversion ratios and the number of shares of Common Stock outstanding as of the Record Date. The number of shares of Common Stock actually outstanding when and if the Board elects to do the Reverse Stock Split is based on many factors and is undeterminable at this time.

Conversion Ratio of Reverse Stock Split	Shares Outstanding
Zero (Shares outstanding as of Record Date)	113,468,092
1:10 Reverse Stock Split	11,346,809
1:20 Reverse Stock Split	5,673,405
1:25 Reverse Stock Split (Maximum Authorized)	4,538,724

Effect on Ownership by Individual Shareholders

New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. Our shareholders do not have preemptive rights to acquire additional shares of Common Stock. The Reverse Stock Split will not alter any shareholder’s percentage interest in our equity, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants and other Securities

All outstanding options, warrants, notes, debentures and other securities entitling their holders to purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio selected by the Board for the Reverse Stock Split.

Accounting Consequences

The per share par value of the Common Stock will remain unchanged at $0.001 after the Reverse Stock Split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the Reverse Stock Split.

Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their old Common Stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the new Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH SHAREHOLDER AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS ARISING OUT OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•Shareholders should not recognize any gain or loss as a result of the Reverse Stock Split.

•The aggregate basis of a shareholder’s Old Shares will become the aggregate basis of the shares held by such shareholder immediately after the Reverse Stock Split.

•The holding period of the shares owned immediately after the Reverse Stock Split will include the shareholder’s holding period before the Reverse Stock Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

MATTER NO. 3: NAME CHANGE AMENDMENT

Our Board and the Consenting Shareholders approved an amendment to our Articles to change the name of the Company to American Battery Metals Corporation (the “Name Change Amendment”). The Board believes that the new name better reflects the nature of the Company’s current and anticipated operations.

The Name Change Amendment will become effective at such time as the certificate of amendment to our Articles (a copy of which is attached hereto as Exhibit A) is filed with the Secretary of State of the State of Nevada which shall be after the effectiveness of this Information and not less than twenty (20) days following the mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
William Hunter, Director	8,200,000	7.23%
Douglas Cole, Director, CEO	11,200,000	9.87%
Douglas MacLellan, Director	6,200,000	5.46%
All officers and directors as a group (three persons)	25,600,000	22.56%

DISSENTER’S RIGHTS

No dissenters' rights under Nevada law are afforded to our stockholders as a result of the actions proposed in this Information Statement. In addition, the stockholders do not have any rights of appraisal based upon these actions by the Board and Consenting Shareholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Corporate Actions, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at Oroplata Resources, Inc., 930 Tahoe Blvd. Suite 802-16, Incline Village, NV 89451.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above actions is not required and is not being solicited in connection with these actions.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

By Order of the Board of Directors

Date: March 26, 2019

Sincerely,

/s/ Doug Cole

Name: Doug Cole

Title: Chief Executive Officer and Director

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AMERICAN BATTERY METALS CORPORATION
a Nevada Corporation

ARTICLE I
NAME

The name of the Corporation is American Battery Metals Corporation (the “Corporation”)

ARTICLE II
PURPOSE

The Corporation may engage in or transact any and all lawful activities or business permitted under the laws of the United States, the State of Nevada, or any other state, county, territory or nation.

ARTICLE III
CAPITALIZATION

The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 525,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 500,000,000, with a $.001 par value per share.

The Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors containing such voting powers, designations, preferences, limitations, restrictions, and relative rights (including, but not limited to, dividend rights, dividend rate, voting rights, conversion rights, terms of redemption and liquidation preferences, which the board of directors, in its sole discretion, may determine to be appropriate.  After the subscription on price for any stock has been paid to the Corporation, no shareholder and no capital stock shall be subject to assessment to pay the debts of the Corporation.

ARTICLE IV
BOARD OF DIRECTORS

The Corporation shall be governed by a board of directors consisting of one or more directors as shall be fixed by the Corporation’s bylaws. The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

ARTICLE V
REGISTERED AGENT

The name and address in the State Nevada of the Corporation's initial agent for service of process is:

United Corporate Services, Inc.

2520 St. Rose Pkwy, Ste 319

Henderson, NV 89074

ARTICLE VI
LIMITATION ON LIABILITY

No director of officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

Each director, stockholder and officer, in consideration for his services, shall, in the absence of fraud, be indemnified, whether then in office or not, for the reasonable cost and expenses incurred by him in connection with the defense of, or for advice concerning any claim asserted or proceeding brought against him by reason of his being or having been a director, stockholder or officer of the Corporation or of any subsidiary of the Corporation, whether or not wholly owned, to the maximum extent permitted by law. The foregoing right of indemnification shall be inclusive of any other rights to which any director, stockholder or officer may be entitled as a matter of law.

ARTICLE VII
RELATED TRANSACTIONS

Except as forbidden by law or by these Amended and Restated Articles of Incorporation, no contract or other transaction between the Corporation and other corporations, in the absence of fraud, shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in a contract or transaction, or are directors or officers of any other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in such contract, act or transaction, or in any way connected with such person or person's firm or corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from this contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any director of the Corporation may vote upon any transaction with the Corporation without regard to the fact that he is also a director of such subsidiary or corporation.  The Corporation specifically elects not to be governed by NRS 78.378 to 78.3793, inclusive, and by NRS 78.411 to 78.444, inclusive.